                               CONSENT OF EXPERTS

We hereby consent to the incorporation by reference of the information contained in the Annual Information Form of Kinross Gold Corporation ("Kinross") dated May 8, 2003 and the Annual Report on Form 40-F of Kinross for the year ended December 31, 2002, which Kinross used or directly quoted from our report dated April 4, 2003, in preparing summaries, include ore reserve and mineral estimates, in the Annual Report relating to the Musselwhite Mine into this Registration Statement on Form S-8.

AMEX E&C Services Limited

By:    /John Kiernan/
       ---------------
         John Kiernan
Title:   Senior Mining Engineer

Date: September 17, 2003